Ex. 23.2     Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-8 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Seattle, Washington
October 1, 1999